Exhibit 10.8.2

Execution Version

GRD HOLDING I CORPORATION

AMENDMENT TO

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AMENDMENT TO STOCK OPTION AGREEMENT (the “Amendment”), effective as of the Vesting Start Date set forth on the signature page hereto, is between GRD Holding I Corporation, a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the signature page hereto (the “Optionee”).

WHEREAS, the Company and the Optionee have executed that certain “GRD HOLDING I CORPORATION/NONQUALIFIED STOCK OPTION AGREEMENT”, dated effective as of November 26, 2012, pursuant to which the Company granted to the Optionee the Options set described therein (the “Original Agreement”).

WHEREAS, the Company and the Optionee desire to amend the Original Agreement so as to change the date from which the Options become vested and exercisable.

NOW THEREFORE, the Company and Optionee hereby agree to the following:

1.                                      All references to the “Date of Grant” in Section 4 of the Original Agreement are hereby amended to refer to the Vesting Start Date set forth below the Optionee’s signature to this Amendment.

2.                                      Except as expressly modified by this Amendment, all of the terms and conditions of the Original Agreement shall remain in full force and effect and binding upon the parties, as amended hereby.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Amendment, effective as of the Vesting Start Date set forth below.

GRD HOLDING I CORPORATION

By:	/s/ Judd T. Nystrom
	Name:	Judd T. Nystrom
	Title:	Chief Financial Officer

OPTIONEE:

/s/ Lewis L. Bird III
Name: Lewis L. Bird III

Vesting Start Date: December 4, 2012